Exhibit 99.1

NEWS RELEASE

APA Corporation Announces First-Quarter 2022

Financial and Operational Results

Key Takeaways

•	Reported production of 404,000 barrels of oil equivalent (BOE) per day; adjusted production, which excludes Egypt noncontrolling interest and tax barrels, was 322,000 BOE per day;

•	Generated net cash from operating activities of $891 million, adjusted EBITDAX of $1.7 billion, and free cash flow of $675 million, up 39% from previous quarter;

•	Announced discovery at Krabdagu exploration well on Block 58 offshore Suriname and spud Rasper exploration well on Block 53;

•	Retired $1.3 billion of bonds and repurchased more than $260 million of APA shares; and

•	Received approximately $1 billion in proceeds from previously announced sales of Delaware Basin minerals package and Kinetik common stock.

HOUSTON, May 4, 2022 – APA Corporation (Nasdaq: APA) today announced its financial and operational results for the first-quarter 2022.

APA reported net income attributable to common stock of $1.9 billion, or $5.43 per diluted share. When adjusted for items that impact the comparability of results, most notably the gains on the closing of the Altus Midstream business combination in February and the sale of the Delaware Basin minerals package in March, APA’s first-quarter earnings were $668 million, or $1.92 per diluted share. Net cash provided by operating activities was $891 million, and adjusted EBITDAX was $1.7 billion. The company generated $675 million in free cash flow during the quarter, and at recent strip oil and gas prices, expects to generate approximately $2.9 billion of free cash flow for the full year 2022.

“APA’s strong first-quarter results reflect the benefits of our recently modernized production sharing contract in Egypt and demonstrate the strength of a diversified, unhedged upstream oil and gas portfolio,” said John J. Christmann IV, APA’s CEO and president. “We had a number of important achievements during the first quarter including a $1.3 billion reduction in bonds outstanding, the return of more than $300 million of capital to shareholders through dividends and share repurchases, and the completion of the Altus Midstream transaction and its resulting deconsolidation.

APA CORPORATION ANNOUNCES FIRST-QUARTER 2022

FINANCIAL AND OPERATIONAL RESULTS — PAGE 2 of 5

“In the U.S., oil production exceeded expectations as well performance in the Permian Basin benefitted from longer laterals and enhanced completion techniques. In Suriname Block 58, flow test operations are complete and pressure build-up tests are ongoing at Krabdagu and should be finished later this month. On Block 53, we spud the Rasper exploration well in late March and have not yet reached the targeted zones,” he said.

First-Quarter Summary

First-quarter reported production was 404,000 BOE per day, and adjusted production, which excludes Egypt noncontrolling interest and tax barrels, was 322,000 BOE per day. APA’s first-quarter upstream capital investment was $361 million, which was lower than expected as activity in Egypt and the North Sea was deferred to the second quarter.

Debt Reduction Progress and Capital Return to Shareholders

During the first quarter, APA paid off $213 million in bonds that were set to mature in April and completed an upsized tender offer, which eliminated $1.1 billion of additional near-term maturities. At the end of April, APA established new credit facilities comprising a $1.8 billion revolver and £1.5 billion letter of credit facility, the latter to support asset retirement obligations in the North Sea.

As part of its capital return framework, APA repurchased 7.2 million shares of common stock during the quarter at an average price of $36 per share. Since the inception of the buyback program in October 2021 through the end of the first quarter 2022, APA has bought back 38.4 million shares at an average price of $28.83 per share.

Capital Guidance

APA is raising capital investment guidance for the full year by approximately 8%, to $1.725 billion, to support increased drilling activity in Suriname, as well as an expected increase in U.S. non-operated activity.

“Recent geopolitical events and rising commodity prices have highlighted the need for reliable and abundant sources of energy, and APA is focused on safely and responsibly meeting the global demands for oil and gas. We remain committed to our capital investment program and capital return framework and anticipate an increase in share repurchases if the current commodity price environment sustains through the year. We are equally committed to progressing our ESG initiatives including reducing emissions and bettering the lives of our employees and communities,” Christmann said.

APA CORPORATION ANNOUNCES FIRST-QUARTER 2022

FINANCIAL AND OPERATIONAL RESULTS — PAGE 3 of 5

Conference Call

APA will host a conference call to discuss its first-quarter 2022 results at 10 a.m. Central time, Thursday, May 5. The conference call will be webcast from APA’s website at www.apacorp.com and investor.apacorp.com, and the webcast replay will be archived there as well. The conference call will also be available for playback by telephone for one week beginning at approximately 4 p.m. Central time May 5. The number for the replay is 855-859-2056 or 404-537-3406 for international calls. The conference access code is 7382328. Sign up for email alerts to be reminded of the webcast at investor.apacorp.com/alerts/email-alerts-subscription.

About APA

APA Corporation owns consolidated subsidiaries that explore for and produce oil and natural gas in the United States, Egypt and the United Kingdom and that explore for oil and natural gas offshore Suriname. APA posts announcements, operational updates, investor information and press releases on its website, www.apacorp.com. Additional details regarding Suriname, ESG performance and other investor-related topics are posted at investor.apacorp.com.

Additional Information

Additional information follows, including reconciliations of adjusted earnings, adjusted EBITDAX, upstream capital investment, net debt, cash flows from operations before changes in operating assets and liabilities and free cash flow (non-GAAP financial measures) to GAAP measures and information regarding adjusted production. APA’s quarterly supplement is available at http://www.apacorp.com/financialdata.

APA CORPORATION ANNOUNCES FIRST-QUARTER 2022

FINANCIAL AND OPERATIONAL RESULTS — PAGE 4 of 5

Non-GAAP Financial Measures

APA’s financial information includes information prepared in conformity with generally accepted accounting principles (GAAP) as well as non-GAAP financial information. It is management’s intent to provide non-GAAP financial information to enhance understanding of our consolidated financial information as prepared in accordance with GAAP. Adjusted earnings, adjusted EBITDAX, upstream capital investment, net debt, cash flows from operations before changes in operating assets and liabilities and free cash flow are non-GAAP measures. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “continues,” “could,” “estimates,” “expects,” “guidance,” “may,” “might,” “outlook,” “possibly,” “potential,” “projects,” “prospects,” “should,” “will,” “would,” and similar references to future periods, but the absence of these words does not mean that a statement is not forward-looking. These statements include, but are not limited to, statements about future plans, expectations, and objectives for operations, including statements about our capital plans, drilling plans, production expectations, asset sales, and monetizations. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. See “Risk Factors” in APA’s Form 10-K for the year ended December 31, 2021, and in our quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission for a discussion of risk factors that affect our business. Any forward-looking statement made in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. APA and its subsidiaries undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future development or otherwise, except as may be required by law.

APA CORPORATION ANNOUNCES FIRST-QUARTER 2022

FINANCIAL AND OPERATIONAL RESULTS — PAGE 5 of 5

Cautionary Note to Investors

The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable, and possible reserves that meet the SEC’s definitions for such terms. APA may use certain terms in this news release, such as “resources,” “potential resources,” “resource potential,” “estimated net reserves,” “recoverable reserves,” and other similar terms that the SEC guidelines strictly prohibit APA from including in filings with the SEC. Such terms do not take into account the certainty of resource recovery, which is contingent on exploration success, technical improvements in drilling access, commerciality, and other factors, and are therefore not indicative of expected future resource recovery and should not be relied upon. Investors are urged to consider carefully the disclosure in APA’s Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2021 available from APA at www.apacorp.com or by writing APA at: 2000 Post Oak Blvd., Suite 100, Houston, TX 77056 (Attn: Corporate Secretary). You can also obtain this report from the SEC by calling 1-800-SEC-0330 or from the SEC’s website at www.sec.gov.

Contacts

Investor: (281) 302-2286    Gary Clark

Media:    (713) 296-7276    Alexandra Franceschi

Website:  www.apacorp.com

Click here for the full release with quarterly financial statements.

-end-

APA CORPORATION

STATEMENT OF CONSOLIDATED OPERATIONS

(Unaudited)

(In millions, except per share data)

	For the Quarter Ended
	March 31,
	2022	2021
REVENUES AND OTHER:
Oil, natural gas, and natural gas liquids production revenues
Oil revenues	$1,717	$991
Natural gas revenues	380	312
Natural gas liquids revenues	223	128

	2,320	1,431
Purchased oil and gas sales	349	440

Total revenues	2,669	1,871
Derivative instrument gain (loss), net	(62)	158
Gain on divestitures, net	1,176	2
Other, net	45	61

	3,828	2,092

OPERATING EXPENSES:
Lease operating expenses	344	264
Gathering, processing, and transmission	81	58
Purchased oil and gas costs	351	494
Taxes other than income	70	44
Exploration	42	49
General and administrative	156	83
Transaction, reorganization, and separation	14	—
Depreciation, depletion, and amortization:
Oil and gas property and equipment	278	312
Other assets	13	30
Asset retirement obligation accretion	29	28
Financing costs, net	152	110

	1,530	1,472

NET INCOME BEFORE INCOME TAXES	2,298	620
Current income tax provision	392	149
Deferred income tax provision (benefit)	(40)	21

NET INCOME INCLUDING NONCONTROLLING INTERESTS	1,946	450
Net income attributable to noncontrolling interest - Egypt	119	42
Net income attributable to noncontrolling interest - Altus	14	1
Net income (loss) attributable to Altus Preferred Unit limited partners	(70)	19

NET INCOME ATTRIBUTABLE TO COMMON STOCK	$1,883	$388

NET INCOME PER COMMON SHARE:
Basic	$5.44	$1.02
Diluted	$5.43	$1.02

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	346	378
Diluted	347	379

DIVIDENDS DECLARED PER COMMON SHARE	$0.125	$0.025

APA CORPORATION

PRODUCTION INFORMATION

	For the Quarter Ended			% Change
	March 31, 2022	December 31, 2021	March 31, 2021	1Q22 to 4Q21	1Q22 to 1Q21
OIL VOLUME - Barrels per day
United States	69,636	74,673	67,690	-7%	3%

Egypt (1, 2)	85,018	68,261	72,170	25%	18%
North Sea	35,242	35,873	43,524	-2%	-19%

International (1)	120,260	104,134	115,694	15%	4%

Total (1)	189,896	178,807	183,384	6%	4%

NATURAL GAS VOLUME - Mcf per day
United States	477,637	514,894	507,517	-7%	-6%

Egypt (1, 2)	386,577	277,142	278,149	39%	39%
North Sea	38,466	34,124	49,840	13%	-23%

International (1)	425,043	311,266	327,989	37%	30%

Total (1)	902,680	826,160	835,506	9%	8%

NGL VOLUME - Barrels per day
United States	61,711	67,502	57,815	-9%	7%

Egypt (1, 2)	491	492	583	0%	-16%
North Sea	1,498	1,136	1,368	32%	10%

International (1)	1,989	1,628	1,951	22%	2%

Total (1)	63,700	69,130	59,766	-8%	7%

BOE per day
United States	210,953	227,991	210,091	-7%	0%

Egypt (1, 2)	149,938	114,943	119,111	30%	26%
North Sea	43,151	42,696	53,199	1%	-19%

International (1)	193,089	157,639	172,310	22%	12%

Total (1)	404,042	385,630	382,401	5%	6%

Total excluding noncontrolling interests	354,089	346,944	342,630	2%	3%

(1)	Includes net production volumes attributed to our noncontrolling partner in Egypt below:

Oil (b/d)	28,328	22,875	24,088
Gas (Mcf/d)	128,764	93,883	92,936
NGL (b/d)	164	164	194
BOE per day	49,953	38,686	39,771	29%	26%

(2)	Egypt Gross Production

Oil (b/d)	134,397	133,925	135,320
Gas (Mcf/d)	597,812	600,919	603,269
NGL (b/d)	735	876	897
BOE per day	234,767	234,954	236,762	0%	-1%

APA CORPORATION

ADJUSTED PRODUCTION INFORMATION

Adjusted production excludes certain items that management believes affect the comparability of operating results for the periods presented. Adjusted production excludes production attributable to 1) noncontrolling interest in Egypt and 2) Egypt tax barrels. Management uses adjusted production to evaluate the company’s operational trends and performance and believes it is useful to investors and other third parties.

	For the Quarter Ended			% Change
	March 31,	December 31,	March 31,	1Q22 to	1Q22 to
	2022	2021	2021	4Q21	1Q21
OIL VOLUME - Barrels per day
United States	69,636	74,673	67,690	-7%	3%

Egypt	38,784	35,017	37,019	11%	5%
North Sea	35,242	35,873	43,524	-2%	-19%

International	74,026	70,890	80,543	4%	-8%

Total	143,662	145,563	148,233	-1%	-3%

NATURAL GAS VOLUME - Mcf per day
United States	477,637	514,894	507,517	-7%	-6%

Egypt	175,509	149,341	153,075	18%	15%
North Sea	38,466	34,124	49,840	13%	-23%

International	213,975	183,465	202,915	17%	5%

Total	691,612	698,359	710,432	-1%	-3%

NGL VOLUME - Barrels per day
United States	61,711	67,502	57,815	-9%	7%

Egypt	225	263	311	-14%	-28%
North Sea	1,498	1,136	1,368	32%	10%

International	1,723	1,399	1,679	23%	3%

Total	63,434	68,901	59,494	-8%	7%

BOE per day
United States	210,953	227,991	210,091	-7%	0%

Egypt	68,261	60,170	62,843	13%	9%
North Sea	43,151	42,696	53,199	1%	-19%

International	111,412	102,866	116,042	8%	-4%

Total	322,365	330,857	326,133	-3%	-1%

APA CORPORATION

PRICE INFORMATION

	For the Quarter Ended
	March 31,	December 31,	March 31,
	2022	2021	2021
AVERAGE OIL PRICE PER BARREL
United States	$95.58	$76.32	$57.16
Egypt	103.22	80.71	61.89
North Sea	102.20	78.94	59.67
International	102.92	80.13	61.04
Total	100.23	78.52	59.62

AVERAGE NATURAL GAS PRICE PER MCF
United States	$4.25	$4.67	$4.61
Egypt	2.83	2.82	2.79
North Sea	32.35	26.34	6.93
International	5.21	5.40	3.42
Total	4.70	4.95	4.14

AVERAGE NGL PRICE PER BARREL
United States	$36.67	$33.92	$22.99
Egypt	77.81	62.32	44.74
North Sea	74.64	73.33	48.59
International	75.20	70.00	47.44
Total	38.33	34.77	23.79

APA CORPORATION

SUPPLEMENTAL FINANCIAL INFORMATION

(Unaudited)

(In millions)

SUMMARY EXPLORATION EXPENSE INFORMATION

	For the Quarter Ended March 31,
	2022	2021
Unproved leasehold impairments	$4	$18
Dry hole expense	5	19
Geological and geophysical expense	15	4
Exploration overhead and other	18	8

	$42	$49

SUMMARY CASH FLOW INFORMATION

	For the Quarter Ended March 31,
	2022	2021
Net cash provided by operating activities	$891	$671

Additions to upstream oil and gas property	(378)	(255)
Additions to Altus gathering, processing, and transmission facilities	(1)	(1)
Contributions to Altus equity method interests	(2)	(21)
Proceeds from sale of oil and gas properties	767	3
Proceeds from sale of Kinetik shares	224	—
Deconsolidation of Altus cash and cash equivalents	(143)	—
Other, net	(1)	7

Net cash provided by (used in) investing activities	$466	$(267)

Proceeds from (payment on) Apache credit facility, net	338	(85)
Proceeds from Altus credit facility	—	33
Payments on Apache fixed-rate debt	(1,370)	(6)
Distributions to noncontrolling interest - Egypt	(69)	(40)
Distributions to Altus Preferred Unit limited partners	(11)	(11)
Treasury stock activity, net	(261)	—
Dividends paid to APA common stockholders	(43)	(9)
Other	(9)	(10)

Net cash used in financing activities	$(1,425)	$(128)

SUMMARY BALANCE SHEET INFORMATION

	March 31, 2022	December 31, 2021
Cash and cash equivalents	$234	$302
Other current assets	2,359	2,078
Property and equipment, net	8,082	8,335
Decommissioning security for sold Gulf of Mexico properties	640	640
Other assets	1,161	1,948

Total assets	$12,476	$13,303

Current debt - Apache *	$125	$215
Current liabilities	1,989	1,902
Long-term debt - Apache *	5,764	6,638
Long-term debt - Altus	—	657
Decommissioning contingency for sold Gulf of Mexico properties	1,086	1,086
Deferred credits and other noncurrent liabilities	2,660	2,810
Redeemable noncontrolling interest - Altus Preferred Unit limited partners	—	712
APA shareholders’ deficit	(18)	(1,595)
Noncontrolling interest - Egypt	870	820
Noncontrolling interest - Altus	—	58

Total Liabilities and equity	$12,476	$13,303

Common shares outstanding at end of period	340	347

*	Excludes Altus

APA CORPORATION

NON-GAAP FINANCIAL MEASURES

(In millions, except per share data)

Reconciliation of Costs incurred to Upstream capital investment

Management believes the presentation of upstream capital investments is useful for investors to assess APA’s expenditures related to our upstream capital activity. We define capital investments as costs incurred for oil and gas activities, adjusted to exclude asset retirement obligation revisions and liabilities incurred, capitalized interest, and certain exploration expenses, while including amounts paid during the period for abandonment and decommissioning expenditures. Upstream capital expenditures attributable to a one-third noncontrolling interest in Egypt are also excluded. Management believes this provides a more accurate reflection of APA’s cash expenditures related to upstream capital activity and is consistent with how we plan our capital budget.

	For the Quarter Ended March 31,
	2022	2021
Costs incurred in oil and gas property:
Acquisitions
Proved	$9	$1
Unproved	11	2
Exploration and development	419	284

Total Costs incurred in oil and gas property	$439	$287

Reconciliation of Costs incurred to Upstream capital investment:
Total Costs incurred in oil and gas property	$439	$287
Asset retirement obligations settled vs. incurred - oil and gas property	7	2
Capitalized interest	(3)	(2)
Exploration seismic and administration costs	(33)	(12)

Upstream capital investment including noncontrolling interest - Egypt	$410	$275
Less noncontrolling interest - Egypt	(49)	(31)

Total Upstream capital investment	$361	$212

Reconciliation of Net cash provided by operating activities to Cash flows from operations before changes in operating assets and liabilities and Free cash flow

Cash flows from operations before changes in operating assets and liabilities and free cash flow are non-GAAP financial measures. APA uses these measures internally and provides this information because management believes it is useful in evaluating the company’s ability to generate cash to internally fund exploration and development activities, fund dividend programs, and service debt, as well as to compare our results from period to period. We believe these measures are also used by research analysts and investors to value and compare oil and gas exploration and production companies and are frequently included in published research reports when providing investment recommendations. Cash flows from operations before changes in operating assets and liabilities and free cash flow are additional measures of liquidity but are not measures of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing, or financing activities. Additionally, this presentation of free cash flow may not be comparable to similar measures presented by other companies in our industry.

	For the Quarter Ended March 31,
	2022	2021
Net cash provided by operating activities	$891	$671
Changes in operating assets and liabilities	263	175

Cash flows from operations before changes in operating assets and liabilities	$1,154	$846

Adjustments to free cash flow:
Altus Midstream cash flows from operations before changes in operating assets and liabilities	—	(39)
Upstream capital investment including noncontrolling interest - Egypt	(410)	(275)
Distributions to Sinopec noncontrolling interest	(69)	(40)

Upstream free cash flow	$675	$492
Cash dividends received from Altus Midstream	—	19

Free cash flow	$675	$511

Reconciliation of Net cash provided by operating activities to Adjusted EBITDAX

Management believes EBITDAX, or earnings before income tax expense, interest expense, depreciation, amortization and exploration expense is a widely accepted financial indicator, and useful for investors, to assess a company’s ability to incur and service debt, fund capital expenditures, and make distributions to shareholders. We define adjusted EBITDAX, a non-GAAP financial measure, as EBITDAX adjusted for certain items presented in the accompanying reconciliation. Management uses adjusted EBITDAX to evaluate our ability to fund our capital expenditures, debt services and other operational requirements and to compare our results from period to period by eliminating the impact of certain items that management does not consider to be representative of the Company’s on-going operations. Management also believes adjusted EBITDAX facilitates investors and analysts in evaluating and comparing EBITDAX from period to period by eliminating differences caused by the existence and timing of certain operating expenses that would not otherwise be apparent on a GAAP basis. However, our presentation of adjusted EBITDAX may not be comparable to similar measures of other companies in our industry.

	For the Quarter Ended
	March 31,	December 31,	March 31,
	2022	2021	2021
Net cash provided by operating activities	$891	$1,085	$671
Adjustments:

Exploration expense other than dry hole expense and unproved leasehold impairments	33	16	12
Current income tax provision	392	189	149
Other adjustments to reconcile net income (loss) to net cash provided by operating activities	29	(34)	20
Changes in operating assets and liabilities	263	(95)	175
Financing costs, net	85	92	110
Transaction, reorganization & separation costs	14	14	—

Adjusted EBITDAX (Non-GAAP)	$1,707	$1,267	$1,137

APA CORPORATION

NON-GAAP FINANCIAL MEASURES

(In millions)

Reconciliation of debt to net debt

Net debt, or outstanding debt obligations less cash and cash equivalents, is a non-GAAP financial measure. Management uses net debt as a measure of the Company’s outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand. The Altus Midstream LP credit facility is unsecured and is not guaranteed by APA or any of APA’s other subsidiaries.

	March 31, 2022			December 31, 2021
	APA	Altus	APA	APA	Altus	APA
	Upstream	Midstream	Consolidated	Upstream	Midstream	Consolidated
Current debt - Apache	$125	$—	$125	$215	$—	$215
Long-term debt - Apache	5,764	—	5,764	6,638	—	6,638
Long-term debt - Altus	—	—	—	—	657	657

Total debt	5,889	—	5,889	6,853	657	7,510

Cash and cash equivalents	234	—	234	170	132	302

Net debt	$5,655	$—	$5,655	$6,683	$525	$7,208

Reconciliation of Income attributable to common stock to Adjusted earnings

Our presentation of adjusted earnings and adjusted earnings per share are non-GAAP measures because they exclude the effect of certain items included in Income Attributable to Common Stock. Management believes that adjusted earnings and adjusted earnings per share provides relevant and useful information, which is widely used by analysts, investors and competitors in our industry as well as by our management in assessing the Company’s operational trends and comparability of results to our peers.

Management uses adjusted earnings and adjusted earnings per share to evaluate our operating and financial performance because it eliminates the impact of certain items that management does not consider to be representative of the Company’s on-going business operations. As a performance measure, adjusted earnings may be useful to investors in facilitating comparisons to others in the Company’s industry because certain items can vary substantially in the oil and gas industry from company to company depending upon accounting methods, book value of assets, capital structure and asset sales and other divestitures, among other factors. Management believes excluding these items facilitates investors and analysts in evaluating and comparing the underlying operating and financial performance of our business from period to period by eliminating differences caused by the existence and timing of certain expense and income items that would not otherwise be apparent on a GAAP basis. However, our presentation of adjusted earnings and adjusted earnings per share may not be comparable to similar measures of other companies in our industry.

	For the Quarter Ended				For the Quarter Ended
	March 31, 2022				March 31, 2021
	Before	Tax	After	Diluted	Before	Tax	After	Diluted
	Tax	Impact	Tax	EPS	Tax	Impact	Tax	EPS
Net income including noncontrolling interests (GAAP)	$2,298	$(352)	$1,946	$5.61	$620	$(170)	$450	$1.19
Income attributable to noncontrolling interests	227	(94)	133	0.38	78	(35)	43	0.12
Income (loss) attributable to Altus preferred unit limited partner	(70)	—	(70)	(0.20)	19	—	19	0.05

Net income attributable to common stock	2,141	(258)	1,883	5.43	523	(135)	388	1.02

Adjustments: *
Asset and unproved leasehold impairments	4	(1)	3	0.01	18	(4)	14	0.04
Noncontrolling interest & tax barrel impact on Egypt adjustments	—	—	—	—	(1)	—	(1)	—
Valuation allowance and other tax adjustments	—	(187)	(187)	(0.54)	—	(43)	(43)	(0.12)
Loss on extinguishment of debt	67	(14)	53	0.15	—	—	—	—
Unrealized derivative instrument loss and related Altus Preferred impacts	(15)	(5)	(20)	(0.06)	(14)	3	(11)	(0.03)
Kinetik equity investment mark-to-market gain	(24)	—	(24)	(0.07)	—	—	—	—
Transaction, reorganization & separation costs	14	(3)	11	0.03	—	—	—	—
Gain on divestitures, net	(1,176)	125	(1,051)	(3.03)	(2)	1	(1)	—

Adjusted earnings (Non-GAAP)	$1,011	$(343)	$668	$1.92	$524	$(178)	$346	$0.91

*	The income tax effect of the reconciling items are calculated based on the statutory rate of the jurisdiction in which the discrete item resides.